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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 of our reports dated September 7, 1999 relating to the financial statements and financial statement schedule of The Trizetto Group, Inc. and its subsidiaries, the report dated September 7, 1999 relating to the financial statements of Croghan & Associates, Inc. and the report dated July 30, 1999 relating to the financial statements of Creative Business Solutions, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP

San Jose, California
September 26, 1999